EXHIBIT 1


     Pursuant to Item 8 and subject to the information set forth in Items 4 and 5, the members of the group that have filed this Schedule 13G pursuant to Rule 13d-1(c) are:

          (1)  The Morgan Stanley Leveraged Equity Fund II L.P.

          (2)  Morgan Stanley Leveraged Equity Fund II, Inc.

          (3)  Morgan Stanley Dean Witter & Co.

          (4)  Morgan Stanley Capital Partners III, L.P.

          (5)  MSCP III, L.P.

          (6)  Morgan Stanley Capital Partners III, Inc.

          (7)  Morgan Stanley Capital Investors, L.P.

          (8)  MSCP III 892 Investors, L.P.

          (9)  Morgan Stanley Venture Capital Fund II, L.P.

          (10) Morgan Stanley Venture Partners II, L.P.

          (11) Morgan Stanley Venture Capital II, Inc.

          (12) Morgan Stanley Venture Capital Fund, L.P.

          (13) Morgan Stanley Venture Partners L.P.

          (14) Morgan Stanley Venture Capital Inc.

          (15) Morgan Stanley Venture Capital Fund II, C.V.

          (16) Morgan Stanley Venture Investors, L.P.

          (17) Accel Telecom L.P.

          (18) Accel Investors '89 L.P.

          (19) Accel III L.P.

          (20) Accel III Associates L.P.

          (21) Accel Telecom Associates L.P.

          (22) Arthur C. Patterson

          (23) James R. Swartz

          (24) Swartz Family Partnership

          (25) Paul H. Klingenstein

          (26) James W. Breyer

          (27) Donald A. Gooding

          (28) G. Carter Sednaoui

          (29) BT Investment Partners, Inc.

          (30) Conjunto Administrativo Integral, S.A. de C.V.

          (31) Empresas La Moderna, S.A. de C.V.

          (32) Alfonso Romo Garza

          (33) TD Capital Group Ltd.

          (34) The Toronto-Dominion Bank

          (35) Ellmore C. Patterson

          (36) Anne H. Patterson

          (37) Brandywine Trust Company, et al., Trustees U/A 5/4/56 FBO Jane C. Beck

          (38) Brandywine Trust Company, Trustee U/A 2/10/56 FBO Michael E. Patterson

          (39) Brandywine Trust Company, Trustee U/A 2/10/56 FBO Robert E. Patterson

          (40) Brandywine Trust Company, Trustee U/A 2/10/56 FBO David C. Patterson

          (41) Brandywine Trust Company, Trustee U/A 2/10/56 FBO Thomas H.C. Patterson

          (42) Brandywine Trust Company, Trustee U/A 12/15/95 FBO Eloise C. Patterson

          (43) Brandywine Trust Company, Trustee U/A 12/15/95 FBO David G. Patterson

          (44) Brandywine Trust Company, Trustee U/A 12/15/95 FBO Daphne D. Patterson

          (45) Michael E. Patterson & Elena C. Patterson, Trustees U/A 9/6/90 FBO Anne H. Patterson

          (46) Michael E. Patterson & Elena C. Patterson, Trustees U/A 9/6/90 FBO Elena A. Patterson

          (47) Michael E. Patterson & Elena C. Patterson, Trustees U/A 3/12/92 FBO Michael E. Patterson, Jr.

          (48) Kaplan, Choate Management Inc.

          (49) John D. Beletic